Exhibit 12 -- Statement Re: Computation of Ratios

Compass Bancshares, Inc.
Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends

                                                       Year Ended December 31
                                                     --------------------------
                                                       1998     1997     1996
                                                     -------- -------- --------
                                                           (in Thousands)
Pretax income......................................  $272,425 $254,820 $229,071
Add fixed charges:
 Interest on deposits..............................   396,707  390,515  380,635
 Interest on borrowings............................   158,450  125,898   91,311
 Portion of rental expense representing interest
  expense..........................................     5,891    5,291    4,658
                                                     -------- -------- --------
  Total fixed charges..............................   561,048  521,704  476,604
                                                     -------- -------- --------
 Income before fixed charges.......................  $833,473 $776,524 $705,675
                                                     ======== ======== ========
  Total fixed charges..............................  $561,048 $521,704 $476,604
Preferred stock dividends..........................     2,996    3,067    2,923
Tax effect of preferred stock dividends............     1,516    1,634    1,653
                                                     -------- -------- --------
Combined fixed charges and preferred stock
 dividends.........................................  $565,560 $526,405 $481,180
                                                     ======== ======== ========
Pretax income......................................  $272,425 $254,820 $229,071
Add fixed charges (excluding interest on deposits):
 Interest on borrowings............................   158,450  125,898   91,311
 Portion of rental expense representing interest
  expense..........................................     5,891    5,291    4,658
                                                     -------- -------- --------
  Total fixed charges..............................   164,341  131,189   95,969
                                                     -------- -------- --------
Income before fixed charges (excluding interest on
 deposits).........................................  $436,766 $386,009 $325,040
                                                     ======== ======== ========
  Total fixed charges..............................  $164,341 $131,189 $ 95,969
Preferred stock dividends..........................     2,996    3,067    2,923
Tax effect of preferred stock dividends............     1,516    1,634    1,653
                                                     -------- -------- --------
Combined fixed charges and preferred stock
 dividends.........................................  $168,853 $135,890 $100,545
                                                     ======== ======== ========
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends:
 Including interest on deposits....................     1.47x    1.48x    1.47x
 Excluding interest on deposits....................     2.59x    2.84x    3.23x

Compass Bancshares, Inc.
Computation of Ratio of Earnings to Fixed Charges

                                                       Year Ended December 31
                                                     --------------------------
                                                       1998     1997     1996
                                                     -------- -------- --------
                                                           (in Thousands)
Pretax income....................................... $272,425 $254,820 $229,071
Add fixed charges:
 Interest on deposits...............................  396,707  390,515  380,635
 Interest on borrowings.............................  158,450  125,898   91,311
 Portion of rental expense representing interest
  expense...........................................    5,891    5,291    4,658
                                                     -------- -------- --------
  Total fixed charges...............................  561,048  521,704  476,604
                                                     -------- -------- --------
 Income before fixed charges........................ $833,473 $776,524 $705,675
                                                     ======== ======== ========
Pretax income....................................... $272,425 $254,820 $229,071
Add fixed charges (excluding interest on deposits):
 Interest on borrowings.............................  158,450  125,898   91,311
 Portion of rental expense representing interest
  expense...........................................    5,891    5,291    4,658
                                                     -------- -------- --------
  Total fixed charges...............................  164,341  131,189   95,969
                                                     -------- -------- --------
 Income before fixed charges (excluding interest on
  deposits)......................................... $436,766 $386,009 $325,040
                                                     ======== ======== ========

Ratio of Earnings to Fixed Charges:
 Including interest on deposits                         1.49x    1.49x    1.48x
 Excluding interest on deposits                         2.66x    2.94x    3.39x